EXHIBIT 32.1

NORTHERN STATES FINANCIAL CORPORATION

Section 906 Certification

     We hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this quarterly report of Northern States Financial Corporation on Form 10-Q for the quarter ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Northern States Financial Corporation as of and for the periods covered by the Report.

Date:	November 4, 2010	By:	/s/ Scott Yelvington
Scott Yelvington President and Chief Executive Officer

Date:	November 4, 2010	By:	/s/ Steven Neudecker
Steven Neudecker Vice President and Chief Financial Officer